Exhibit 99.1

                   [LETTERHEAD OF SKY HARVEST WINDPOWER CORP.]


                     SKY HARVEST COMPLETES PRIVATE PLACEMENT

June 22, 2011                                                 Symbol: SKYH:OTCBB

VANCOUVER, BRITISH COLUMBIA - Sky Harvest Windpower Corp. ("Sky Harvest" or the "Company") (OTCBB: SKYH) is pleased to announce that it has closed a non-brokered private placement. On June 21, 2011 the Company issued 1,970,000 common shares at a purchase price of US$0.25 per share for gross proceeds of US$492,500.

In connection with the private placement, Sky Harvest's President, William Iny, stated, "This financing places the Company in a positive working capital position and will allow us to continue to develop current projects and to review, and potentially acquire, additional ones. Since our formation, we've prided ourselves on developing corporate assets at minimal cost. Our focus is now on developing and acquiring projects that will produce the cash flow necessary to provide additional value to our shareholders."

Sky Harvest invites shareholders and other interested parties to visit its new website located at www.skyharvestwind.com or contact Sky Harvest at 604-267-3041 locally or toll-free 1.877.700.7021

SKY HARVEST WINDPOWER CORP.

William Iny, President

Sky Harvest Windpower Corp. is a United States and British Columbia reporting issuer involved in development stage wind power projects located in southwest Saskatchewan, Canada. Wind speed and environmental data relating to the Company's leased properties indicates that the properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and
similar   expressions   to  identify   forward-looking   statements.   Any  such
forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends,
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current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is
subject   to  a  number   of  risks,   assumptions   and   uncertainties.   Such
forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that our properties host a strong and consistent wind resource that warrants the erection of wind power
generation   facilities  with  the  potential  to  generate  up  to  350  MW  of electricity; that the Company will be reviewing potential renewable energy acquisitions in the future. Factors which may delay or prevent these forward looking statements from being realized include that we may not be able to raise sufficient funds to expand our operations, that we may not get joint venture partners or permits to erect any facilities, we may be unable to acquire the proper facilities, actual data may prove different from our current projected data, we may not encounter suitable acquisition opportunities. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.

For further information:
Sky Harvest at 604-267-3041 locally or toll-free 1.877.700.7021